[ORRICK, HERRINGTON & SUTCLIFFE LLP LETTERHEAD]

EXHIBIT 5.1

April 9, 2002

Conductus, Inc.

969 W. Maude Avenue

Sunnyvale, California 94085

Re:  Conductus, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we are rendering this opinion in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Conductus, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”) of up to 5,475,000 shares of common stock, $.0001 par value per share (the “Common Stock”).  With respect to the Common Stock to which the Registration Statement relates, on March 8, 2002, the Company issued 3,650,000 shares of the Common Stock and warrants to purchase 1,825,000 shares of Common Stock to certain selling stockholders in a private placement.  The Common Stock is to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the “Prospectus”) and the supplement to the Prospectus (the “Prospectus Supplements”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following:  (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on such examination, we are of the opinion that the issuance of the shares of Common Stock has been duly authorized by appropriate action and that when the Registration Statement becomes effective under the Act and upon exercise of the warrants, including the payment of the exercise price thereunder, and the issuance and sale of the shares of Common Stock as described in the Registration Statement, the Prospectus and the Prospectus Supplements, the shares of Common Stock will be legally issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in said Registration Statement, the Prospectus and the Prospectus Supplements.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                                                                                Very truly yours,

                                                                                                /s/ Orrick, Herrington & Sutcliffe LLP

                                                                                                ORRICK, HERRINGTON & SUTCLIFFE LLP